UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

CITIZENS FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-41410	23-2265045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 S Main St. Mansfield, Pennsylvania	16933
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 622-2121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, Par Value $1.00 Per Share	CZFS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2023, in connection with the pending merger of Citizens Financial Services, Inc., a Pennsylvania corporation (the “Company”), and HV Bancorp, Inc., a Pennsylvania corporation (“HVBC”), the Board of Directors of the Company (the “Board”) appointed Robert J. Marino, President of HVBC, to the Board, effective upon the completion of the pending merger (the “Effective Time”). The parties currently anticipate closing the merger on June 16, 2023, subject to the satisfaction of customary closing conditions. In addition, Mr. Marino was appointed to the Board of Directors of First Citizens Community Bank, the Company’s subsidiary bank (the “Bank”), and was named Chief Revenue Officer and Senior Executive Vice President of the Bank. Mr. Marino’s appointment to the Board of Directors of the Bank and his employment as an officer of the Bank will both be effective as of the Effective Time.

Mr. Marino will hold office as a director of the Board until the Company’s 2024 annual meeting of shareholders, and will be nominated by the Board to stand for re-election at the Company’s 2024 annual meeting of shareholders for a term expiring in 2027. Mr. Marino’s appointment to the Board is contingent upon Mr. Marino remaining employed as a full-time officer of the Bank.

Mr. Marino will not be serving on any committees of the Board.

As previously disclosed, in connection with the execution of the merger agreement, HVBC, Huntingdon Valley Bank, a wholly-owned subsidiary of HVBC, and CZFS entered into a settlement and non-competition and non-solicitation agreement with Mr. Marino, dated as of October 18, 2022, a copy of which was included as Exhibit 10.2 to the registration statement on Form S-4 filed by the Company with the SEC on December 16, 2022 (the “Form S-4”) and the terms of which are described more fully under the section entitled “Interests of HVBC’s Directors and Executive Officers in the Merger – New Arrangements with HVBC, HVB, and CZFS – New Settlement and Non-Competition and Non-Solicitation Arrangements” in the Company’s Form S-4, which description is incorporated by reference herein.

Additionally, other than as disclosed above, there has been no transaction and there are no proposed transactions involving Mr. Marino that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS FINANCIAL SERVICES, INC.

May 22, 2023

	By:	/s/ Stephen J. Guillaume
Stephen J. Guillaume Chief Financial Officer